Exhibit 21.1

Subsidiaries

Subsidiary	d/b/a	Jurisdiction

ABC RV and Mini Storage, L.L.C.	Cipole Road Mini Storage & RV	Oregon
Aberdeen Mini Storage, L.L.C.		Washington
All Spanaway Storage LLC		Washington
All Stor Asheville, LLC		Delaware
All Stor Carolina Beach, LLC		Delaware
All Stor Durham, LLC		Delaware
All Stor Indian Trail, LLC		Delaware
All Stor MH		Delaware
All Stor NC, LLC		Delaware
All Stor Prospect, LLC		Delaware
All Stor Swansboro, LLC		Delaware
All Stor Swansboro II, LLC		Delaware
Allen Storage Partners LLC	StoreMore Self Storage	California
American Mini Storage-San Antonio, LLC		Delaware
A-Z Self Storage LLC		Washington
Banks Storage, LLC		Oregon
Banning Storage, LLC	StoreMore Self Storage	Nevada
Bauer NW Storage LLC		Oregon
Bend-Eugene Storage, LLC		Oregon
Bishop Road Mini Storage, LLC		Washington
Broadway Storage Solutions, L.L.C.		Arizona
Bullhead Freedom Storage, L.L.C.	StoreMore Self Storage; Freedom Storage	Arizona
Canyon Road Storage, LLC		Oregon
Colton Riverside L.P.		California
Colton VB, L.P.		California
Cornelius SPE LLC	Cornelius Storage	Oregon
Corona Universal Self Storage, a California Limited Partnership		California
Damascus Mini Storage LLC		Oregon
Eagle Bow Wakefield, LLC	Eagle Storage	Delaware
East Bank Storage, L.L.C.	Portland Storage; Portland Storage Too	Oregon
Estacada SPE LLC	Estacada Mini Storage	Oregon
Fisher's Landing Storage, LLC		Washington
Fletcher Heights Storage Solutions, L.L.C.		Arizona
Fontana Universal Self Storage, a California Limited Partnership		California
Forest Grove Mini Storage, LLC		Oregon
Forney Storage Partners LLC	StoreMore Self Storage	California
Freeway Self Storage, L.L.C.		Washington
GAK, LLC	Cypress Mini Storage	California
Grand Prairie Storage Partners LLC	StoreMore Self Storage	California
Great American Storage Partners, LLC	Great America Storage	Delaware
Gresham Mini & RV Storage, LLC		Oregon
Gresham Mini Storage, LLC		Oregon
Gresham Storage, LLC		Oregon
GSC Allsafe Riv-1, LP		California
GSC Leave It Riv-2, LP		California

Hesperia Universal Self Storage, a California Limited Partnership		California
Highway 97 Mini Storage, LLC		Oregon
Highway 99 Mini Storage, LLC		Oregon
Hood River Mini Storage LLC		Oregon
HPRH Storage, LLC		Oregon
ICDC II, LLC		Oregon
Keepers Storage, LLC		Washington
Lewisville Storage LLC		Washington
Loma Linda Universal Self Storage, a California Limited Partnership		California
Mini I, Limited		California
Murphy Storage Partners LLC	StoreMore Self Storage	California
National Storage Affiliates Holdings, LLC		Delaware
National Storage Affiliates Trust		Maryland
Northwest II Chief Manager, LLC		Delaware
NSA Northwest Holdings III, LLC		Delaware
NSA Acquisition Holdings, LLC		Delaware
NSA All Stor, LLC		Delaware
NSA All Stor Chief Manager, LLC		Delaware
NSA BV DR,LLC		Delaware
NSA Colton DR GP, LLC	A-1 Self Storage; StorAmerica Arcadia; El Camino Self Storage; All American Self Storage	Delaware
NSA Colton DR, LLC	Plano Self Storage; Crown Valley Self Storage; Paramount Self Storage; StorAmerica Duarte	Delaware
NSA GSC DR GP, LLC	Irvine Self Storage	Delaware
NSA GSC DR, LLC	StorAmerica Palm Springs I; Carlsbad Airport Self Storage; StorAmerica Indio	Delaware
NSA Northwest CMBS II, LLC		Delaware
NSA Northwest Holdings II, LLC	Old Mill Self Storage; AllStar Storage; A-1 Westside Storage	Delaware
NSA Northwest Holdings, LLC		Delaware
NSA Northwest Holdings III, LLC		Delaware
NSA NW Holdings III Chief Manager, LLC		Delaware
NSA OP, LP		Delaware
NSA Preferred Holdings, LLC		Delaware
NSA Property Holdings, LLC		Delaware
NSA SecurCare CMBS I, LLC		Delaware
NSA SecurCare Holdings, LLC		Delaware
NSA Storage Solutions, LLC		Delaware
NSA TRS, LLC		Delaware
NSA Universal DR, LLC		Delaware
NSA-C Holdings, LLC	StorAmerica Hawaiian Gardens; StorAmerica Victorville-2; Statewide Storage; Country Club Self Storage	Delaware
NSA-Colton Holdings, LLC		Delaware
NSA-G Holdings, LLC	StorAmerica Montclair; Allsafe Freeway Storage; Leave It/Lock It Self Storage; StorAmerica Ontario; StorAmerica Palm Desert; StorAmerica Oceanside; StorAmerica Victorville	Delaware
NSA-GSC Holdings, LLC		Delaware
NSA-Northwest II, LLC		Delaware
NSA-Optivest Acquisition Holdings, LLC	StoreMore Self Storage; Fort Mohave Storage	Delaware
NSA-Optivest, LLC		Delaware

NSA-SecurCare Acquisition Holdings, LLC		Delaware
NSA-SecurCare, LLC		Delaware
Oklahoma Self Storage GP, LLC		Delaware
Oklahoma Self Storage LP	SecurCare Self Storage	Colorado
Optivest Storage Partners of Austin, LLC	StoreMore Self Storage	California
Portland Mini Storage LLC		Oregon
Prineville SPE LLC		Oregon
S and S Storage, LLC	Safe and Sound Storage	Washington
Safegard Mini Storage, LLC		Oregon
SAG Arcadia, LP		California
Salem Self Stor, LLC		Washington
SAP-II YSI #1,LLC		Delaware
Seatac Storage, LLC	International Blvd. Self Storage	Washington
SecurCare American Portfolio, LLC		Delaware
SecurCare American Properties II, LLC		Delaware
SecurCare Colorado III, LLC	SecurCare Self Storage	Delaware
SecurCare Fayetteville I, LLC		Delaware
SecurCare Moreno Valley, LLC		Delaware
SecurCare Moveit McAllen, LLC	Move It Self Storage	Delaware
SecurCare of Colorado Springs 602 GP, LLC		Delaware
SecurCare of Colorado Springs 602, Ltd.	SecurCare Self Storage	Colorado
SecurCare Oklahoma I, LLC	SecurCare Self Storage	Delaware
SecurCare Oklahoma II, LLC	SecurCare Self Storage	Delaware
SecurCare Portfolio Holdings, LLC		Delaware
SecurCare Properties I, LLC	SecurCare Self Storage	Delaware
SecurCare Properties II R, LLC	SecurCare Self Storage	Delaware
SecurCare Properties II, LLC	SecurCare Self Storage	Delaware
SecurCare Value Properties R, LLC	SecurCare Self Storage	Delaware
Sherwood Storage, LLC		Oregon
Shreve Storage Equities, L.L.C.		Louisiana
Springfield Mini Storage, LLC		Oregon
Square Foot Springhill, LLC		Ohio
StoreMore Self Storage-Pecos Road, LLC	StoreMore Self Storage	Delaware
Supreme Storage, LLC		Oregon
Terrell Storage Partners, LLC	StoreMore Self Storage	California
The Dalles Storage SPE, LLC	The Dalles Mini Storage, The Dalles Self Storage, The Dalles Storage	Oregon
Troutdale Mini Storage, LLC		Oregon
Tualatin Storage, LLC		Oregon
Universal Self Storage Hesperia LLC, a California limited liability company		California
Universal Self Storage Highland, a California Limited Partnership		California
Universal Self Storage San Bernardino LLC, a California limited liability company		California
Upland Universal Self Storage, a California Limited Partnership		California
Vancouver Mini Storage, LLC		Washington
Washington Murrieta II, LLC	StorAmerica Scottsdale	California
Washington Murrieta III, LLC	StorAmerica Phoenix 24th	California
Washington Murrieta IV, LLC	StorAmerica Phoenix 52nd	California
WCAL, LLC	StoreMore Self Storage	Texas

Wilsonville Just Store It, LLC	Oregon